Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES OFFERING OF $500 MILLION OF SENIOR NOTES AND AMENDMENT AND EXTENSION OF FIRST LIEN TERM LOAN

BANNOCKBURN, Ill., October 20, 2021 -- Option Care Health, Inc. (NASDAQ: OPCH) (“Option Care Health” or the “Company”) announced today that it intends to offer $500 million in aggregate principal amount of senior notes due 2029 (the “Notes”), subject to market and other conditions (the “Offering”). Concurrently with the Offering, the Company intends to amend or amend and restate its existing first lien term loan B facility (the “Existing First Lien Term Loan Facility”) to provide for $600.0 million of refinancing borrowings, to extend its maturity to 2028 and to make certain other changes (the “New First Lien Term Loan Facility”).

The Notes will be general senior unsecured obligations of the Company and will be guaranteed on a senior unsecured basis by each of the Company’s wholly owned existing and future domestic restricted subsidiaries that incurs or guarantees debt under the Company’s New First Lien Term Loan Facility.

The Company intends to use the proceeds from the Offering, together with the New First Lien Term Loan Facility and cash on hand, to refinance borrowings outstanding under the Existing First Lien Term Loan Facility, and to pay fees and expenses in connection therewith and with the Offering.

The Notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. persons pursuant to Regulation S. The Notes and related guarantees will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described above, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Option Care Health

Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 5,000 teammates, we work compassionately to elevate standards of care for patients with acute and chronic conditions in 144 locations around the United States. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and teammates.

For Investor Inquiries

Mike Shapiro, Chief Financial Officer

Option Care Health

312.940.2538

Investor.relations@optioncare.com

Forward-Looking Statements – Safe Harbor

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include statements about the Company’s ability to consummate the Offering and the Company’s use of proceeds from the Offering.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. For a detailed discussion of the factors that could affect our actual results and financial condition, please refer to the risk factors identified in our SEC reports, including, but not limited to, our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.